Exhibit 23 - Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-84700) pertaining to the registration of 300,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock in the Insignia Financial Group, Inc. 401-K Plan, (2) the Registration Statement (Form S-8 No. 33-82414) pertaining to the registration of an additional 1,000,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (3) the Registration Statement (Form S-8 No. 33-79490) pertaining to the registration of 575,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock, (4)
the Registration Statement (Form S-8 No. 33-55278) pertaining to the registration of an additional 333,333 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (5) the Registration Statement (Form S-8 No. 333-07155) pertaining to the registration of options to purchase 1,482,879 shares of Class A Common Stock and the shares underlying such options pursuant to Insignia's Non-Qualified Stock Option Agreements, (6) the Registration Statement (Form S-8 No. 333-09449) pertaining to the registration of 400,000 shares of Class A Common Stock under Insignia's 1995 Non-Employee Director Stock Option Plan, (7) the Registration Statement (Form S-8 No. 333-10685) pertaining to the registration of an additional 2,000,000 shares of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (8) the Registration Statement (Form S-8 No. 333-17791) pertaining to the registration of 728,000 shares of Class A Common Stock, (9) the Registration Statement (Form S-3 Nos. 333-17595 and 333-17595-01) and related prospectus of Insignia Financial Group, Inc. and Insignia Financing I for the registration of 2,990,000 Convertible Preferred Securities of Insignia Financing I, 7,941,338 of Class A Common Stock of Insignia Financial Group, Inc. and certain other securities (including shares of Class A Common Stock) and (10) the Registration Statement (Form S-8 No. 333-33551) pertaining to the registration of an additional 583,334 shares of Class A Common Stock under Insignia's 1992 Stock Incentive Plan of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998 with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                            /s/Ernst & Young LLP
                                            --------------------
                                            ERNST & YOUNG LLP


Greenville, South Carolina
March 23, 1998